**PLACER MINING CLAIMS LEASE AND ASSIGNMENT**

**by and between**

**GOLDRICH MINING COMPANY**

**and**

**GOLDRICH PLACER, LLC**

**and**
**assigned to**

**GOLDRICH NYACAU PLACER, LLC**

**LEASE**

**TABLE OF CONTENTS**

# PLACER MINING CLAIMS LEASE AND ASSIGNMENT

This Placer Mining Claims Lease and Assignment ("Lease") is effective April 2, 2012, by and among GOLDRICH MINING COMPANY, an Alaska corporation ("GMC"), GOLDRICH PLACER, LLC, an Alaska limited liability company ("Goldrich"), and Goldrich NyacAU Placer, LLC, an Alaska limited liability company ("GNP") (collectively, "Parties").

1. **Grant of Lease.** For and in consideration of the covenants, conditions and agreements herein, GMC hereby leases to Goldrich the exclusive right and license to explore for, develop, mine and control all placer gold located on or extracted from all of the Claims (as defined in Section 3), including all GMC's right, title and interest with respect to placer gold mining on the Claims, together with all appurtenances, mining permits, leases, licenses and water rights incident thereto in existence as of April 2, 2012, for the purpose of conducting placer gold exploration, placer development, and placer mining activities within the boundaries of the Claims.

2. **Assignment of Lease**. Upon execution of this Lease, Goldrich expressly and contemporaneously assigns all its right, title, interest, responsibilities and obligations under this Lease to GNP. The provisions hereof shall extend to and be binding on GNP, its successors and assigns.

3. **The Claims**. The Lease shall include all mining claims identified in the list attached hereto as ***Exhibit 1***, including without limitation, state claims and patented lands along the Little Squaw Creek, Big Squaw Creek, Tobin Creek, and Big Creek, as generally depicted on the map attached hereto as ***Exhibit 2***, plus all future claims located by GNP, Goldrich, NyacAU, LLC ("NyacAU"), or an Affiliate (as defined herein), which are contiguous to or within two (2) miles of these claims or within the creek drainages to their termination that come from such Chandalar claim block (collectively, the "Claims"). All future claims located by GNP, Goldrich, NyacAU or an Affiliate that are part of the Claims as defined herein, shall be located in GMC's name as the owner of the claims and the locator shall notify GMC of such location with sixty (60) days of location. If such claims are not initially located in GMC's name, then the owner shall hold the claims in constructive trust for GMC and shall transfer the claims to GMC upon written request from GMC and at no cost to GMC.

4. **Rents and Royalties**. GNP shall pay the annual sum of ten dollars ($10.00 US) to GMC for lease of the Claims and the other rights granted to GNP in this Lease.

5. **Work**. GNP shall conduct all placer operations and activities on the Claims in a good and workmanlike manner and in accordance with sound mining and engineering practices, all state and federal laws, rules, and regulations, and all permits. All decisions with respect to placer operations and mining on the Claims, including all decisions regarding the commencement, suspension, resumption, or termination of any operations, exploration or activities shall be made by GNP in its sole discretion.

6. **Term**. This Lease shall continue until the Cessation of Operations, subject to Section 6(c) below, or dissolution of GNP.

a. As used in this Lease, "Cessation of Operations" shall mean a complete end or termination of all placer gold exploration and placer mining operations and activities at the Claims, but shall not include: (1) a temporary stoppage or limit on operations or activities ordered by a governmental or regulatory agency with jurisdiction, provided GNP is working in good faith to resolve the matter; (2) a stoppage resulting from a change in law or a change in regulation or policy of any agency with jurisdiction; or (3) a decision not to operate if the London PM (as defined herein) for gold drops below one thousand dollars ($1,000 US) per ounce. "London PM" shall mean the price per ounce established by the London Bullion Market Association afternoon (P.M.) gold price fixing on the date of the event which triggers the calculation.

b. GNP shall provide to GMC at least one hundred fifty (150) days written notice of the Cessation of Operations and the Lease shall terminate on the date fixed in such notice for the Cessation of Operations, subject to Section 6(c) below.

c. At the termination of this Lease, GNP shall have no further right, title, interest, or obligation with respect to the Lease, except that (1) GNP shall have the right to use, occupy, and possess so much of the Claims as may be reasonably necessary in order for GNP to fully comply with all applicable laws, rules, orders, and regulations pertaining to the reclamation of the Claims until fully and finally released by all governmental authorities having jurisdiction thereof; and (2) GNP shall have the right to remove or dispose of personal property, including but not limited to, equipment,

stockpiled material, extracted placer gold, within a reasonable time, not to exceed eighteen (18) months, unless otherwise agreed to by the Parties in writing.

7. **Mining Rights**. The mining rights leased exclusively to GNP expressly include, without limitation, the following:

a. the exclusive right and license to explore for, develop, control, work, mine (by such methods and in such manner as GNP shall elect), drill, process, concentrate, stockpile, extract, mill, refine, store, remove, transport, and sell or otherwise dispose of all placer gold on, in, under, or extracted from the Claims, including without limitation all permits, leases, licenses, rights-of-way, easements, and servitudes in existence as of the effective date this Lease or thereafter acquired as may be necessary, useful, or convenient for such purposes, and the right of ingress and egress therefor;

b. unrestricted, non-exclusive use of all existing roads, airstrips or airports, landing strips, other transportation facilities, water, water rights, water crossings, stockpiles, buildings, structures, dumps, ditches, wells, drains, improvements, and other man-made infrastructure at the Claims (collectively, "Infrastructure");

c. the non-exclusive right to construct, possess, use, maintain, repair, replace and relocate any facilities and Infrastructure on and in the Claims as may be necessary, useful, or convenient in connection with such placer operations on the Claims;

d. the exclusive right and obligation to perform reclamation with respect to placer operations on the Claims in conformance with the provisions of this Lease and all state and federal laws; and

e. the right to take any and all other actions which are necessary or desirable in connection with or in support of placer mining activities under this Lease.

8. **Placer Permitting.** Except as provided in Sections 14 and 21, GNP will be responsible for obtaining and maintaining all necessary licenses, permits and all other approvals required by any state or federal authority for placer exploration, development, mining, and related activities on the Claims, including without limitation, resolution of matters with the U.S. Army Corps of Engineers related to prior violation(s) of authorization to operate under General Permit 2006-1944, Placer Mining Activities within the State of Alaska, or related permits with respect to placer mining on the Claims. Upon request, GMC in good faith shall give such consents to proposed operations as may be required before a governmental entity will issue

a license, permit, or other approval, and GNP shall reimburse GMC any out-of-pocket expenses incurred in providing such consent.

9. **GMC Lode Exploration**. The Parties agree and acknowledge that GMC intends to conduct lode exploration activities on the Claims at the same time or times that GNP will be conducting placer exploration and mining operations on the Claims. GNP shall be responsible for and in control of all placer exploration and mining operations at the Claims and GMC or its designee shall be responsible for and in control of all lode exploration activities at the Claims. The Parties further agree that such lode activities shall have priority over placer operations on the Claims to the extent described herein.

a. Minimum Interference. All lode exploration activities on the Claims will be conducted with a minimum of interference to the GNP placer operations. To minimize the likelihood of interference, GNP and GMC shall provide at least ninety (90) days written notice of all areas in the Claims where their respective activities or operations are planned for the upcoming mining season which would interfere with current placer or lode operations and endeavor in good faith to resolve any conflicts.

b. Substantial Temporary Interference. In the event the lode exploration activities substantially interfere with the GNP placer operations but are of a temporary nature (i.e., thirty (30) days or less), then GNP will be compensated for actual expenses incurred by it resulting from any such interference; provided that GNP shall have a duty to mitigate its expenses.

c. Substantial Permanent Interference. In the event the lode exploration activities are such that the activities substantially interfere with placer operations for more than thirty (30) days or effectively prevent the recovery of placer gold in an area of the Claims, then GMC shall provide notice of Withdrawal of Claims under Section 10 and GNP will be compensated for the loss of such portion of the Claims as provided for in Sections 10 and 11.

d. Definitions. As used in this Lease and related documents, the term "placer" means minerals that are river sands or gravels bearing gold or valuable detrital minerals hosted in soils, alluvium (deposited by water), eluvium (deposited by wind), colluvium (deposited by gravity), or talus, and up to six (6) feet into associated bedrock,

and the term "lode" means a mineral that occurs as veins, lodes, ledges, or other rock in place which contains base and precious metals, gems and semi-precious stones, and certain industrial minerals, including but not limited to gold, silver, cinnabar, lead, tin, copper, zinc, fluorite, barite, or other valuable deposits, and is not a deposit of placer, alluvial, eluvial, colluvial or aqueous origin.

10. **Withdrawal of Claims**. In the event lode exploration activities on the Claims are such that GNP is prevented from recovery of placer gold in an area of the Claims, GNP will be compensated by GMC for the loss of such portion of the Claims by payment of the Net Asset Value for such area determined under Section 11.

a. Notice. Notice of the withdrawal of an area of the Claims shall be given in writing at least ninety (90) days in advance or as soon as practicable in order to avoid or minimize expenditures for placer operations in such area.

b. Right to Continue Work. If notice of withdrawal is given in any year during the months of March through August, GNP shall have the option to remain on the withdrawn area and continue operations through October (i.e., the end of the mining season) in addition to recovery of the Net Asset Value for such area.

c. Payment Terms. GMC shall pay in cash fifty percent (50%) of the payment required by this section within ninety (90) days of the Net Asset Value calculation. The remaining fifty percent (50%) of the payment shall be paid in cash within one hundred eighty (180) days of the Net Asset Value calculation. The unpaid balance of the payment shall be secured by the placer gold production from the Claims; provided, that in the event of default due to non-payment, GNP shall be entitled to reenter, possess and use the previously withdrawn area of the Claims under the terms of this Lease until the obligation is paid in full.

11. **Net Asset Value.** As used herein, the term "Net Asset Value" means the value of the placer gold being paid for within any then-existing placer deposits on the Claims that have been identified at least to the level of certainty described in the *Goldrich Mining Company Preliminary Assessment, Data Analysis and Mining Methods Summary, Little Squaw Creek Alluvial Gold Deposit, Chandalar, Alaska,* dated February 9, 2009 ("Preliminary Assessment").

a. Calculation. The Net Asset Value shall be calculated at the price per ounce established by the London PM on the date of the event which triggers the calculation, less

the cost of recovering the gold, using a term of mine life based on the quantity of placer gold being paid for, divided by a production rate (1) equal to the average production rate of the last two years if production has been achieved and there have been two (2) years of production, or (2) equal to the actual production rate if production has been occurring for less than two years, or (3) equal to 11,735 ounces per year if no production has yet occurred, and at a discount rate equal to the interest rate of a U.S. treasury bill with a term equal to the term of mine life calculated to mine the placer gold in the area being withdrawn plus two percent (2%). After Commercial Production is achieved and there have been two (2) years of production, the cost of recovering the gold shall be the average cost of gold produced for the preceding two years. Otherwise, the cost of recovering the gold shall be the average cost of gold produced by Nyac Mining Company, LLC at Nyac, Alaska, for the preceding two years. An example of the NAV calculation is attached to this Lease as ***Exhibit 3***. "Commercial Production" shall be achieved when there is sufficient placer gold production to pay GNP's annual Operating Expenses and meet the Minimum Production Requirements, as those terms are defined in the Operating Agreement for Goldrich NyacAU Placer, LLC, effective April 2, 2012, as may be amended from time to time ("Operating Agreement"), incorporated herein by reference.

b. Defining the Asset. If a determination of Net Asset Value is required for any purpose under this Lease, the Parties may rely on the placer deposits as identified in the Preliminary Assessment or, at the election and expense of a Party, GNP shall conduct drilling operations, over no more than ninety (90) days of operation during the mining season, to ascertain the nature and extent of the then-existing placer deposits on the relevant Claims. The drilling data collected, together with all other existing placer gold data for the Claims, including but not limited to the Preliminary Assessment and data on which it is based, shall be provided to a Qualified Person (as defined in NI 43-101), mutually selected by the Parties, who shall make a determination of the scope and nature of placer deposits on the relevant Claims, to at least the level of certainty described in the Preliminary Assessment, within one hundred twenty (120) days of being engaged by the Parties to do so. If the Parties cannot agree on a Qualified Person, a Party may apply to the Presiding Superior Court Judge for the Third Judicial District at Anchorage, Alaska,

for an appointment. The Qualified Person's determination shall be binding on the Parties for purposes of calculating the Net Asset Value.

12. **Infrastructure.**

a. Use of Existing Infrastructure. GNP and its employees, contractors, visitors, invitees, agents and representatives (collectively, "GNP Parties") will have unrestricted, non-exclusive use of all Infrastructure existing at the Claims as of the effective date of the Lease. GNP and GMC agree to meet no later than March 15th of each year, to discuss the use of existing Infrastructure for the upcoming mining season and will use their best efforts to amicably resolve any conflicts in use. However, in the event of a dispute, GMC and its employees, contractors, visitors, invitees, agents and representatives (collectively, "GMC Parties") shall have priority to use all existing Infrastructure.

b. Construction and Use of New Infrastructure. The Parties shall also have the non-exclusive right to construct new Infrastructure and to place such machinery, fixtures, and equipment on the Claims as either may deem necessary for their respective operations and activities. The Party who constructs new Infrastructure shall have the priority to use such Infrastructure. If the Party who constructed the Infrastructure is not using such Infrastructure, the other Party may use it for the then-current mining season at no cost upon thirty (30) days advance notice.

c. Roads and Airstrips. Notwithstanding any other provision of this Section, no Party or person shall have exclusive use or priority use of any road, airstrip, and other such transportation facilities. Such transportation facilities shall be available for non-exclusive, joint use by the Parties, including the GNP Parties and the GMC Parties, at all times without regard to who constructed or funded such Infrastructure.

d. Repair of Infrastructure. GMC shall be responsible for maintaining, repairing, or replacing any Infrastructure which exists at the Claims as of the effective date of this Lease, unless GNP and GMC otherwise agree in writing. GNP shall have no obligation to maintain, repair, or replace any Infrastructure it does not use or any Infrastructure that is damaged by another person. To the extent such Infrastructure is used by GNP, and except for damage caused by GNP, any GNP Party, GMC, or any GMC Party, GNP and GMC shall allocate responsibility for maintaining, repairing, or replacing

such Infrastructure based on the relative percentage of use during the current mining season.

e. Removal of Infrastructure. GMC shall have the right to remove or substantially modify any Infrastructure which exists at the Claims as of the effective date of this Lease, unless such Infrastructure is in use by GNP or GNP has notified GMC that it intends to use the Infrastructure during the current mining season. GNP will have the right to remove all Infrastructure it constructed at any time during the term of the Lease or within eighteen (18) months after termination or expiration thereof. Any Infrastructure not so removed shall be and become the property of GMC.

f. Damage. If one or more elements of the Infrastructure are damaged, in whole or in part, by one Party, its employees, contractors, visitors, invitees, agents, or representatives, that Party shall be solely liable for the cost of repairing the damage or replacing the element(s). In this context, damage includes without limitation any modification or use which prevents access or use of the element for its intended purpose. By way of example and not limitation, drilling in an access road would render the access road unusable and would require relocation of the access road at the expense of the Party responsible for the drilling, and/or destruction of an access road by the placer operation would require relocation of the access road at the expense of GNP.

13. **Royalty Interest.** The Parties acknowledge that there is currently a two percent (2%) royalty interest in certain mining claims and interests in the Claims held by Eskil Anderson, his heirs, legal representatives, or successors ("Interest Holder"). GMC holds an option to purchase the royalty interest ("Option") and has assigned the Option to GNP according to the Assignment of Option and Right of First Refusal recorded at Instrument No. 2012-006218-0 in the Fairbanks Recording District, Fourth Judicial District, State of Alaska ("Assignment"). The Parties understand that the royalty interest will be extinguished upon its purchase by GMC or its designee as described in the Assignment. However, if placer gold is extracted from any of the mining claims and interest subject to the royalty interest while the royalty interest is still in effect, GNP shall timely pay the royalty interest due on placer gold to the Interest Holder and indemnify, hold harmless and defend GMC from such obligation. GMC shall not have any obligations to pay any royalty interest based on placer mining production and activities. If gold, other than placer gold, is extracted from any of the mining claims and interests subject to the

royalty interest while the royalty interest is still in effect, GMC shall timely pay the royalty interest due on such gold to the Interest Holder and indemnify, hold harmless and defend GNP from such obligation. GNP shall not have any obligation to pay any royalty interest based on gold other than placer gold.

14. **Maintenance of Claims and Rights.**

a. Affidavits and Rent. GMC or its designee shall be responsible for filing the Affidavits of Annual Labor and paying the annual State rents for all of the Claims. GNP agrees to provide any information GMC may need in order to file the Affidavits. GMC or its designee will provide GNP with copies of the annual Affidavits and proof of rent payments at least thirty (30) days prior to the filing deadlines. If such documentation is not provided timely, GNP may file Affidavits and/or pay rents to preserve the Claims and recover the cost of such filings and/or rent payments from GMC.

b. Claim Posts. GNP shall maintain and refurbish all claim posts on the Claims wherever or whenever necessary annually in the areas of its current placer operations.

c. Water Rights. GMC or its designee shall maintain the existing water rights appurtenant to or on the Claims. Any new water rights acquired by GNP shall be maintained by GNP as needed.

15. **Taxes and Liens.**

a. Liens. GNP and GMC shall keep the Claims free and clear from all liens and encumbrances for labor, materials, or other indebtedness of any kind. If, after notice, either Party fails to keep the Claims free and clear of all liens and encumbrances, the other Party may, without any obligation to do so and without waiving any default, pay any sums or take any action necessary to remove such lien or encumbrance and the Party failing to keep the Claims free and clear shall pay to the other Party such sums expended plus interest at ten percent (10%) per annum on demand.

b. Taxes. GNP shall be solely responsible to pay any state production, severance, or royalty taxes on any placer gold extracted by GNP at the Claims. The Parties shall be solely responsible for their respective income taxes and any property tax on their respective personal property.

16. **Title and Use of Stockpiled Material.** GNP shall be entitled to utilize any existing material stockpiled on the Claims as of the effective date this Lease; provided, however, that GMC shall be entitled to utilize any existing material stockpiled on the Claims for the main airstrip, campsite area, and roads within one-quarter (1/4) mile of the GNP mine corridor. In the event GNP stockpiles or segregates material as a result of its placer activities or operations, this stockpiled or segregated material shall remain the property of GNP and shall not be sold by or included in any transfer of GMC's or of Goldrich's interests in the Claims or in GNP.

17. **Inspections and Examinations**. GMC has the right to access and observe all phases of the placer operations at the Claims including the right to have a representative present and to independently weigh all gold recovered using GMC's scales at each clean-up. GMC's access and observation of the placer operations shall be at GMC's sole costs and expense and shall not hinder or interfere with the placer operations.

18. **Insurance.** During the Term of this Lease, GNP and GMC shall each maintain for their respective operations commercial general liability insurance in the minimum amount of $1,000,000 per accident and occurrence, and worker's compensation insurance in such amounts as required by Alaska law. All GNP insurance, except worker's compensation insurance, shall list GMC, Goldrich and NyacAU as additional insureds with respect to the placer operations on the Claims to the extent such coverage is available. All GMC insurance, except worker's compensation insurance, shall list GNP, Goldrich and NyacAU as additional insureds with respect to the lode operations on the Claims to the extent such coverage is available. It is understood and agreed that it is the intention of the Parties that such insurance shall protect the Parties from any liability claims and shall serve as the primary source for the payment of such losses arising out of and proximately caused by mining operations conducted at the Claims.

19. **Indemnification and Environmental Liability.**

a. Placer Operations. GNP shall indemnify GMC, its Affiliates, and their respective shareholders, directors, officers, employees, agents, and representatives (collectively, "GMC Indemnitees") from and against any liability, costs, expenses, including attorney's fees and other costs of litigation (either threatened or pending) arising out of or related to the activities or inactivities of GNP, its members, managers, employees, contractors, visitors, invitees, agents and representatives at the Claims. GNP

shall be solely liable for any threatened, pending, or completed claim or action and any environmental spill, hazard, remediation, clean up, or impact study directly resulting from placer operations on the Claims. GNP shall indemnify, defend, and hold harmless GMC and the GMC Indemnitees from any such liability. In the event placer operations result in potential liability of GMC, GNP will immediately take such action as is necessary to remove any liability. GNP shall ensure that all placer operations comply with all state and federal environmental laws and regulations.

b. Lode and Other Operations. GMC shall indemnify GNP, its Affiliates, and their respective members, managers, employees, agents, and representatives (collectively, "GNP Indemnitees") from and against any liability, costs, expenses, including attorney's fees and other costs of litigation (either threatened or pending) arising out of or related to the activities or inactivities of GMC, its shareholders, directors, officers, employees, contractors, visitors, invitees, agents and representatives at the Claims. GNP will not be liable for any threatened, pending, or completed claim or action or any environmental spill, hazard, remediation, clean up, or impact study not directly resulting from placer operations on the Claims. GMC shall indemnify, defend, and hold harmless GNP from any such liability whether arising before or after execution of this Lease. In the event lode exploration activities result in potential liability of GNP, GMC will immediately take such action as is necessary to remove any liability. GMC shall ensure that all lode operations comply with all state and federal environmental laws and regulations.

20. **GMC Representations and Warranties.** GMC represents and warrants as follows:

a. Fee Land. With respect to those portions of the Claims owned in fee simple, GMC is in exclusive possession and owns such portions free and clear of all encumbrances or defects in title.

b. Leased Land. With respect to those portions of the Claims held under leases or other contracts, GMC is in exclusive possession, has not received any notice of default, has the authority under such leases or contracts to perform fully its obligations under this Lease, and to GMC's knowledge, such leases or contracts are valid and in good standing, without default.

c. Claim Status. Except as expressly described in this Lease, with respect to the unpatented mining claims and mill sites that are included within the Claims, all claims were properly located, laid out and monumented, all required location and validation work was properly performed, all fees, taxes and assessments have been paid current, all annual work requirements were met and notices filed with the appropriate governmental agencies, production affidavits, if any, were filed with the appropriate governmental agencies, all affidavits, evidence of payment and other filings required to maintain the Claims in good standing have been properly and timely recorded or filed with the appropriate government agencies, all Claims are free and clear of encumbrances or defects in title, GMC does not have knowledge of conflicting mining claims, there are no pending or threatened actions, suits, claims or proceedings, and there have been no previous transactions affecting GMC's interests in the Claims which have not been for fair consideration.

d. No Violations. Except as expressly described in this Lease, the conditions existing on or with respect to the Claims and GMC's ownership and operation are not in material violation of any state or federal law, including without limitation, any environmental laws, or any law governing health or safety of any person at or on the Claims, and to GMC's knowledge there have been no past violations by either or any of either's predecessors in title of any environmental laws.

e. Disclosures. GMC has disclosed prior to the execution of this Lease, all information that it has knowledge of, or with the exercise of reasonable diligence would know, with respect to any legal disputes, environmental disputes, environmental hazards, material violation(s) of any local, state or federal laws or regulations, including notices from any source of any violation or alleged violation related to or arising out of use or activities on or near the Claims.

21. **GMC Disclosures and Indemnity.** Prior to execution of this Lease, GMC disclosed information related to the following disputed mining claims, environmental clean-up, and remediation obligations, and alleged violations of placer permitting requirements:

a. Consolidated appeals currently pending before the Alaska Supreme Court, regarding disputed mining claims on the Claims along Big Creek and Little Squaw Creek;

b. Adversary bankruptcy proceedings involving disputed mining claims on the Claims along Big Creek and Little Squaw Creek;

c. Pending Department of Natural Resources administrative appeal regarding disputed mining claims on the Claims along Big Creek and Little Squaw Creek.

d. Performance and financial obligations related to the Tobin Creek mill site;

e. Outstanding violation(s) of the General Permit 2006-1944 (collectively, the "Matters").

GMC will indemnify, defend and hold GNP and its members, Goldrich and NyacAU, and NyacAU's Affiliates harmless for any and all demands, claims, liability, costs, and expenses, including without limitation, attorneys' fees incurred by GNP, Goldrich or NyacAU related to or arising out of the Matters and GMC's mining interests, possession, operations, activities or inactivities, equipment, or personal property used or located on the Claims before and after the effective date of this Lease.

22. **Remedies.** In addition to the rights and remedies granted herein, the parties shall be entitled to any remedy at law or equity for the breach of the representations and warranties herein including without limitation the representations and warranties of the Preliminary Assessment. Any party may seek relief in any court of competent jurisdiction for such breach.

23. **Arbitration.** Except as otherwise provided herein, all disputes arising from or related to this Lease, the Operating Agreement, or the Term Sheet by and between Goldrich Placer, LLC and NyacAU, LLC, effective April 2, 2012, incorporated herein by reference, or the operations by GNP, GMC or any successor or assignee on the Claims, including whether any dispute is arbitrable, shall be resolved by a single arbitrator in accordance with the Alaska Revised Uniform Arbitration Act. The arbitrator shall have the power to grant specific performance and injunctive relief. Venue for any arbitration shall be Anchorage, Alaska. In the event the parties cannot agree upon an arbitrator, the Presiding Judge for the Third Judicial District, State of Alaska, will choose an arbitrator from lists of arbitrators submitted by the parties. Prior to arbitration, the parties may mediate any dispute. To the extent possible, any disputes or differences between the Parties hereto, including the submission of any dispute to mediation or arbitration, shall not interfere with GNP's operations.

24. **Memorandum of Agreement.** This Lease shall not be recorded. The parties will execute a memorandum of agreement of even date with this Lease in a form suitable for recording that will protect the rights granted by this Lease to GNP.

25. **Grant of Access.** GNP shall have immediate access to the Claims to commence operations and unrestricted access to all books, records, reports, data and information related to placer deposits within the Claims in the possession of or under the control of GMC, Goldrich, their Affiliates, agents, or representatives.

26. **Miscellaneous.**

a. Binding Effect. This Lease shall be binding upon, and shall inure to the benefit of the Parties hereto, and their respective successors, permitted assigns, heirs, agents and legal representatives.

b. Further Instruments. The Parties hereto agree that they will execute any and all other instruments that may be necessary or required to carry out and effectuate any and all of the provisions of this Lease.

c. Confidentiality. The Parties and their respective shareholders, directors, members, managers, officers, employees, agents, representatives, successors and assigns, shall not disclose or use for their individual benefit or the benefit of any other person, any Confidential Information provided by one Party or an Affiliate thereof to another Party or Affiliate. As used herein, the term "Confidential Information" shall mean any and all information relating to the business or affairs of a Party or its Affiliate, including but not limited to information relating to plans, reports, data, finances, suppliers, servicing methods, equipment, programs, strategies, and information, analyses, profit margins or other proprietary information used by the Party or Affiliate in connection with such Party's or Affiliate's business which is not readily available to the public, including without limitation any information supplied by third parties under an obligation of confidence, regardless of its form; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of a Party, Affiliate or agent thereof, or which is required to be disclosed by a Party, Affiliate or agent thereof pursuant to law or court or governmental order, provided that the disclosing party has provided notice to the

other affected parties and used commercially reasonable efforts to obtain confidential treatment of such Confidential Information to the extent permitted by law. Any proposed release of information shall be provided to the Party or the Party's designee for review and approval prior to release; provided that the release shall be deemed approved unless objection is received by the disclosing Party within twenty-four (24) hours of delivery. This provision shall survive termination of this Lease for any reason.

d. Governing Law. This Lease shall be governed by Alaska law without giving effect to conflict of laws principles.

e. Force Majeure. A Party shall not be deemed to be in default with respect to the performance of any of the covenants, obligations, or agreements under this Lease, if its failure to comply is due to strike lock-out, civil commotion, invasion, rebellion, hostilities, sabotage, governmental regulations or controls, acts of God, inability to obtain any required materials or services, or an event or occurrence otherwise beyond the reasonable control of the Party. The Party seeking to rely on this provision shall give immediate written notice of the same to the other Party and shall take all reasonable steps to eliminate the circumstances giving rise to the condition of force majeure.

f. Entire Agreement. This Lease, together with Exhibits and the documents referenced herein, contain the entire understanding between the Parties and supersedes any prior understanding and agreements between them respecting the within subject matter. Any modification of the terms and conditions in this Lease must be in writing, signed by all parties. Terms not defined herein shall have the meaning set forth in the Operating Agreement.

g. No Waiver. No failure or delay of any Party in the exercise of any right given to such Party hereunder shall constitute a waiver thereof unless the time, if any, specified herein for exercise of such right has expired, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. The waiver by a Party of any default of any other Party hereunder shall not be deemed to be a waiver of any such subsequent default, or other default of such Party. No waiver, release or extension of time for performance of any obligation hereunder shall be binding against a Party, or admissible in evidence against a Party in any action brought to enforce any provision hereof or for damages by reason of an alleged default of any obligation

hereunder, unless such waiver, release or extension is contained in a writing signed by such Party.

h. Notice. Except as otherwise expressly provided herein, any notice required or permitted to be given pursuant to the provisions of this Lease shall be effective as of the date personally delivered, or if sent by mail, on the date deposited with the United States Postal Service, prepaid and addressed to the intended receiver at its last known address.

i. Modification to Conform to Law. If any term or covenant of this Lease is determined by a final unappealable judgment of a court to be invalid, illegal, or incapable of being enforced, all other conditions and provisions of this Lease shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or covenant is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Lease so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

j. Counterparts. This Lease may be executed in one (1) or more counterparts, each of which is deemed an original and all of which together are considered one and the same agreement. An e-mail or facsimile copy of this Lease sent by any Party to the other Party also is deemed an original, and has the same effect as if the original hereof were actually received by the Party receiving such e-mail or facsimile copy.

26. **Assignment by GNP**. GNP shall not assign this Lease, in whole or in part, without the prior written consent of GMC.

27. **Assignment by GMC**. GMC may assign all its rights, title, and interest under this Lease, in whole or in part, and the provisions hereof shall extend and be binding upon the heirs, successors, and assigns.

28. **Requirements for Transfer**. As required by the Term Sheet and Operating Agreement, neither GMC nor Goldrich shall sell, convey or transfer an interest the Claims subject to the Lease until all of GNP's and GMC's outstanding loans from NyacAU, LLC are

paid in full. Such obligations may be satisfied at closing of the sale, conveyance or transfer. Any sale, conveyance, or transfer affecting title to the Claims shall be subject to this Lease and shall require the transferee to assume and agree in writing to perform all of the obligations of the transferor under this Lease. No such assignment or transfer shall operate to enlarge the obligations or to diminish the rights of any party.

| | |
|---|---|
| Lessor: Goldrich Mining Company<br>Lessee: Goldrich Placer, LLC<br>Dated: ______________________ | Assignee: Goldrich NyacAu Placer, LLC<br><br>Dated: 5/2/12 |
| By: ______________________<br>William Schara<br>Its: CEO/President of Goldrich Mining Company | By: [signature]<br>J. Michael James<br>Its: Manger of NyacAU, LLC, Manager of Goldrich NyacAU Placer, LLC |

paid in full. Such obligations may be satisfied at closing of the sale, conveyance or transfer. Any sale, conveyance, or transfer affecting title to the Claims shall be subject to this Lease and shall require the transferee to assume and agree in writing to perform all of the obligations of the transferor under this Lease. No such assignment or transfer shall operate to enlarge the obligations or to diminish the rights of any party.

Lessor: Goldrich Mining Company
Lessee: Goldrich Placer, LLC
Dated: May 2, 2012

By: William Schara
William Schara
Its: CEO/President of Goldrich Mining Company

Assignee: Goldrich NyacAu Placer, LLC

Dated: ______________________

By: ______________________
J. Michael James
Its: Manger of NyacAU, LLC, Manager of Goldrich NyacAU Placer, LLC

**LEASE**
**Exhibit List**

| Exhibit | Description | Section |
|---|---|---|
| 1 | List of mining claims and patents | 1 |
| 2 | Map of mining claims and patents | 1 |
| 3 | Net Asset Value calculation | 11(a) |

**Exhibit 1**
**Leased Mining Claims**

**Part A**
**Unpatented Alaska State Traditional Mining Claims**
**Chandalar Mining District**

| ADL # | Claim Name | Creek Location | Township Range F.M. | Quarter Quarter Section |
|---|---|---|---|---|
| 319523 | No. 2 Below Discovery | Big Squaw Creek | 32N 3W | S28 |
| 319524 | No. 3 Below Discovery | Big Squaw Creek | 32N 3W | S28 & S27 |
| 319525 | No. 4 Below Discovery | Big Squaw Creek | 32N 3W | S27 & S28 |
| 319526 | No. 5 Below Discovery | Big Squaw Creek | 32N 3W | S27 & S22 |
| 319527 | No. 6 Below Discovery | Big Squaw Creek | 32N 3W | S22 |
| 319528 | Spring Creek #4 | Spring Creek | 32N 3W | S22 |
| 319529 | Spring Creek #3 | Spring Creek | 32N 3W | S22 |
| 319530 | Spring Creek #2 | Spring Creek | 32N 3W | S23 |
| 319531 | Spring Creek #1 | Spring Creek | 32N 3W | S23 |
| 319532 | No. 1 Below Discovery | Little Squaw Creek | 32N 3W | S23 & S26 |
| 319533 | Discovery | Little Squaw Creek | 32N 3W | S26 |
| 515440 | No. 2 Below Discovery | Tobin Creek | 31N 3W | S6 & S7 |
| 515441 | No. 3 Below Discovery | Tobin Creek | 31N 3W/4W | S6, S7 & S1, S12 |
| 515442 | No. 4 Below Discovery | Tobin Creek | 31N 3W/4W | S7 & S12 |
| 515443 | No. 4 Below Fraction | Tobin Creek | 31N 4W | S12 |
| 515444 | Discovery | Woodchuck Creek | 31N 3W | S6 |
| 515445 | No. 2 Above Discovery | Little Squaw Creek | 32N 3W | S26 |
| 515447 | Upper Discovery | Big Creek | 31N 3W | S10 |
| 515452 | No. 5 Below Upper Discovery | Big Creek | 31N 3W | S9, S10, S15 & S16 |
| 515468 | Shamrock Lode | Little Squaw Peak | 31N 3W | S3 |
| 515469 | Rex Lode | Little Squaw Peak | 31N 3W | S3 |
| 515470 | Summit | Little Squaw Peak | 31N 3W | S3 |

| ADL # | Claim Name | Creek Location | Township Range F.M. | Quarter Quarter Section |
|---|---|---|---|---|
| 515471 | Chandalar Lode | Little Squaw Peak | 31N 3W | S4 |
| 515472 | West Chandalar | Little Squaw Peak | 32N 3W | S33 |
| 515473 | Star East Fraction | Little Squaw Peak | 31N 3W | S10 |
| 515474 | Golden Eagle Fraction | Little Squaw Peak | 31N 3W | S10 |
| 645852 | No. 2 Above Discovery | Little Squaw Creek | 32N 3W | S26 |
| 663873 | No. 1 Below Upper Discovery | Big Creek | 31N 3W | S10 |
| 663874 | N0. 4 Above Discovery | Little Squaw Creek | 32N 3W | S34 |
| 641349 | LSQ #2 | Little Squaw Creek | 32N 3W | NE NE S34 |
| 641350 | LSQ #3 | Little Squaw Creek | 32N 3W | NW NW S35 |
| 641351 | LSQ #4 | Little Squaw Creek | 32N 3W | SW SW S24 |
| 641352 | GDM #1 AMD | Big Creek | 31N 3W | NW NE S10 |
| 641353 | GDM #2 AMD | Big Creek | 31N 3W | SE NW S10 |
| 641354 | GDM #3 | Big Creek | 31N 3W | NW SE S10 |
| 641355 | GDM #4 | Big Creek | 31N 3W | SE SW S10 |
| 641356 | GDM #5 | Big Creek | 31N 3W | SW SW S10 |
| 641357 | GRMC #6 | Big Creek | 31N 3W | NE NE S16 |
| 641358 | GRMC #7 | Big Creek | 31N 3W | SW NE S16 |
| 641359 | GRMC #8 | Big Creek | 31N 3W | NW SE S16 |
| 641360 | GRMC #9 | Big Creek | 31N 3W | SE SW S16 |
| 641361 | GRMC #10 | Big Creek | 31N 3W | NE NW S21 |
| 641362 | GRMC #11 | Big Creek | 31N 3W | NW NW S21 |
| 641363 | GRMC #12 | Big Creek | 31N 3W | SW NW S21 |
| 641364 | GRMC #13 | Big Creek | 31N 3W | NW SW S21 |

| ADL # | Claim Name | Creek Location | Township Range F.M. | Quarter Quarter Section |
|---|---|---|---|---|
| 641365 | GRMC #14 | Big Creek | 31N 3W | SW SW S21 |
| 641366 | GRMC #15 | Big Creek | 31N 3W | NE NW S28 |
| 641367 | GRMC #16 | Big Creek | 31N 3W | SW NE 28 |
| 641368 | GDM #17 AMD | Big Creek | 31N 3W | SE SE S9 |
| 667284 | GRMC #30 | Big Creek | 31N 3W | NW NW S28 |
| 649584 | GDM #18 | Big Creek | 31N 3W | NE SE S28 |
| 649585 | GDM #19 | Big Creek | 31N 3W | SW SW S27 |
| 649586 | GDM #20 | Big Creek | 31N 3W | SE SW S27 |
| 649587 | GDM #21 | Big Creek | 31N 3W | NW NE S34 |
| 649588 | GDM #22 | Big Creek | 31N 3W | NE NE S34 |
| 649589 | GDM #23 | Big Creek | 31N 3W | SE NE S34 |
| 649590 | GDM #24 | Big Creek | 31N 3W | NW SW S35 |
| 649591 | GDM #25 | Big Creek | 31N 3W | SW SW S35 |
| 649592 | GDM #26 | Big Creek | 31N 3W | SE SE S34 |

**Exhibit 1**
**Leased Mining Claims**

**Part B**
**MTRSC Quarter Section State Mining Claims**
**Chandalar Mining District**

| ADL # | Claim Name | Township Range F.M. | Quarter Section |
|---|---|---|---|
| 641504 | LSGMC 312 | 31N 3W | NW S7 |
| 641505 | LSGMC 313 | 31N 3W | SW S6 |
| 641506 | LSGMC 314 | 31N 3W | NW S6 |
| 641507 | LSGMC 413 | 31N 3W | SE S6 |
| 641508 | LSGMC 414 | 31N 3W | NE S6 |
| 641509 | LSGMC 513 | 31N 3W | SW S5 |
| 641510 | LSGMC 514 | 31N 3W | NW S5 |
| 641511 | LSGMC 612 | 31N 3W | NE S8 |
| 641512 | LSGMC 613 | 31N 3W | SE S5 |
| 641513 | LSGMC 614 | 31N 3W | NE S5 |
| 641514 | LSGMC 615 | 32N 3W | SE S32 |
| 641515 | LSGMC 711 | 31N 3W | SW S9 |
| 641516 | LSGMC 712 | 31N 3W | NW S9 |
| 641517 | LSGMC 713 | 31N 3W | SW S4 |
| 641518 | LSGMC 714 | 31N 3W | NW S4 |
| 641519 | LSGMC 715 | 32N 3W | SW S33 |
| 641520 | LSGMC 716 | 32N 3W | NW S33 |
| 641521 | LSGMC 811 | 31N 3W | SE S9 |
| 641522 | LSGMC 812 | 31N 3W | NE S9 |
| 641523 | LSGMC 813 | 31N 3W | SE S4 |
| 641524 | LSGMC 814 | 31N 3W | NE S4 |
| 641525 | LSGMC 815 | 32N 3W | SE S33 |
| 641526 | LSGMC 816 | 32N 3W | NE S33 |
| 641527 | LSGMC 817 | 32N 3W | SE S28 |
| 641528 | LSGMC 910 | 31N 3W | NW S15 |
| 641529 | LSGMC 911 | 31N 3W | SW S10 |
| 641530 | LSGMC 912 | 31N 3W | NW S10 |
| 641531 | LSGMC 913 | 31N 3W | SW S3 |
| 641532 | LSGMC 914 | 31N 3W | NW S3 |
| 641633 | LSGMC 915 | 32N 3W | SW S34 |
| 641534 | LSGMC 916 | 32N 3W | NW S34 |
| 641535 | LSGMC 917 | 32N 3W | SW S27 |
| 641536 | LSGMC 918 | 32N 3W | NW S27 |
| 641537 | LSGMC 919 | 32N 3W | SW S22 |
| 641538 | LSGMC 1010 | 31N 3W | NE S15 |
| 641539 | LSGMC 1011 | 31N 3W | SE S10 |

| ADL # | Claim Name | Township Range F.M. | Quarter Section |
|---|---|---|---|
| 641540 | LSGMC 1012 | 31N 3W | NE S10 |
| 641541 | LSGMC 1013 | 31N 3W | SE S3 |
| 641542 | LSGMC 1014 | 31N 3W | NE S3 |
| 641543 | LSGMC 1015 | 32N 3W | SE S34 |
| 641544 | LSGMC 1016 | 32N 3W | NE S34 |
| 641545 | LSGMC 1017 | 32N 3W | SE S27 |
| 641546 | LSGMC 1018 | 32N 3W | NE S27 |
| 641547 | LSGMC 1019 | 32N 3W | SE S22 |
| 641548 | LSGMC 1112 | 31N 3W | NW S11 |
| 641549 | LSGMC 1113 | 31N 3W | SW S2 |
| 641550 | LSGMC 1114 | 31N 3W | NW S2 |
| 641551 | LSGMC 1115 | 32N 3W | SW S35 |
| 641552 | LSGMC 1116 | 32N 3W | NW S35 |
| 641553 | LSGMC 1117 | 32N 3W | SW S26 |
| 641554 | LSGMC 1118 | 32N 3W | NW S26 |
| 641555 | LSGMC 1119 | 32N 3W | SW S23 |
| 641556 | LSGMC 1216 | 32N 3W | NE S35 |
| 641557 | LSGMC 1219 | 32N 3W | SE S23 |
| 641558 | LSGMC 1316 | 32N 3W | NW S36 |
| 645239 | LSGMC 616 | 32N 3W | NE S32 |
| 645240 | LSGMC 1020 | 32N 3W | NE S22 |
| 645241 | LSGMC 1120 | 32N 3W | NW S23 |
| 645242 | LSGMC 1214 | 31N 3W | NE S2 |
| 645243 | LSGMC 1215 | 32N 3W | SE S35 |
| 645244 | LSGMC 1217 | 32N 3W | SE S26 |
| 645245 | LSGMC 1218 | 32N 3W | NE S26 |
| 645246 | LSGMC 1220 | 32N 3W | NE S23 |
| 553169 | LSGMC 1317 | 32N 3W | SW S25 |
| 653068 | LSGMC 315 | 32N 3W | SW S31 |
| 653069 | LSGMC 415 | 32N 3W | SE S31 |
| 653070 | LSGMC 515 | 32N 3W | SW S32 |
| 653071 | LSGMC 316 | 32N 3W | NW S31 |
| 653072 | LSGMC 416 | 32N 3W | NE S31 |
| 653073 | LSGMC 516 | 32N 3W | NW S32 |
| 653074 | LSGMC 1514 | 31N 2W | NW S6 |
| 653075 | LSGMC 1414 | 31N 3W | NE S1 |
| 653076 | LSGMC 1314 | 31N 3W | NW S1 |
| 653077 | LSGMC 1318 | 32N 3W | NW S25 |
| 653078 | LSGMC 1715 | 32N 2W | SW S32 |
| 653079 | LSGMC 1615 | 32N 2W | SE S31 |
| 653080 | LSGMC 1515 | 32N 2W | SW S31 |
| 653081 | LSGMC 1415 | 32N 3W | SE S36 |

| ADL # | Claim Name | Township Range F.M. | Quarter Section |
|---|---|---|---|
| 653082 | LSGMC 1315 | 32N 3W | SW S36 |
| 653083 | LSGMC 1816 | 32N 2W | NE S32 |
| 653084 | LSGMC 1716 | 32N 2W | NW S32 |
| 653085 | LSGMC 1616 | 32N 2W | NE S31 |
| 653086 | LSGMC 1516 | 32N 2W | NW S31 |
| 653087 | LSGMC 1416 | 32N 3W | NE S36 |
| 653088 | LSGMC 1717 | 32N 2W | SW S29 |
| 653089 | LSGMC 1617 | 32N 2W | SE S30 |
| 653090 | LSGMC 1517 | 32N 2W | SW S30 |
| 653091 | LSGMC 1417 | 32N 3W | SE S25 |
| 657650 | LSGMC 110 | 31N 4W | NW S13 |
| 657651 | LSGMC 111 | 31N 4W | SW S12 |
| 657652 | LSGMC 211 | 31N 4W | SE S12 |
| 661131 | LSGMC 1319 | 32N 3W | SW S24 |
| 661132 | LSGMC 920 | 32N 3W | NW S22 |
| 709124 | LSGMC 107 | 31N 4W | SW S24 |
| 709125 | LSGMC 108 | 31N 4W | NW S24 |
| 709126 | LSGMC 109 | 31N 4W | SW S13 |
| 709127 | LSGMC 207 | 31N 4W | SE S24 |
| 709128 | LSGMC 208 | 31N 4W | NE S24 |
| 709129 | LSGMC 209 | 31N 4W | SE S13 |
| 709130 | LSGMC 210 | 31N 4W | NE S13 |
| 709131 | LSGMC 307 | 31N 3W | SW S19 |
| 709132 | LSGMC 308 | 31N 3W | NW S19 |
| 709133 | LSGMC 309 | 31N 3W | SW S18 |
| 709134 | LSGMC 310 | 31N 3W | NW S18 |
| 709135 | LSGMC 311 | 31N 3W | SW S7 |
| 709136 | LSGMC 407 | 31N 3W | SE S19 |
| 709137 | LSGMC 408 | 31N 3W | NE S19 |
| 709138 | LSGMC 409 | 31N 3W | SE S18 |
| 709139 | LSGMC 410 | 31N 3W | NE S18 |
| 709140 | LSGMC 411 | 31N 3W | SE S7 |
| 709141 | LSGMC 412 | 31N 3W | NE S7 |
| 709142 | LSGMC 507 | 31N 3W | SW S20 |
| 709143 | LSGMC 508 | 31N 3W | NW S20 |
| 709144 | LSGMC 509 | 31N 3W | SW S17 |
| 709145 | LSGMC 510 | 31N 3W | NW S17 |
| 709146 | LSGMC 511 | 31N 3W | SW S8 |
| 709147 | LSGMC 512 | 31N 3W | NW S8 |
| 709148 | LSGMC 607 | 31N 3W | SE S20 |
| 709149 | LSGMC 608 | 31N 3W | NE S20 |
| 709150 | LSGMC 609 | 31N 3W | SE S17 |

| ADL # | Claim Name | Township<br>Range<br>F.M. | Quarter Section |
|---|---|---|---|
| 709151 | LSGMC 610 | 31N 3W | NE S17 |
| 709152 | LSGMC 611 | 31N 3W | SE S8 |
| 709153 | LSGMC 709 | 31N 3W | SW S16 |
| 709154 | LSGMC 710 | 31N 3W | NW S16 |
| 709155 | LSGMC 809 | 31N 3W | SE S16 |
| 709156 | LSGMC810 | 31N 3W | NE S16 |
| 663875 | 1614 | 31N 2W | NE S6 |
| 663876 | 1714 | 31N 2W | NW S5 |
| 663877 | 1814 | 31N 2W | NE S5 |
| 663878 | 1815 | 31N 2W | SE S32 |
| 663879 | 1817 | 31N 2W | SE S29 |
| 663880 | 1914 | 31N 2W | NW S4 |
| 663881 | 1915 | 32N 2W | SW S33 |
| 663882 | 1916 | 32N 2W | NW S33 |
| 663883 | 1917 | 32N 2W | SW S28 |
| 663884 | 2015 | 32N 2W | SE S33 |
| 663885 | 2016 | 32N 2W | NE S33 |
| 663886 | 2017 | 32N 2W | SE S28 |

**Exhibit 1**
**Leased Mining Claims**

**Part C**
**Patented State Mining Claims**
**Chandalar Mining District**

| US Patent # | Claim Name | BLM Serial No. | Recording |
|---|---|---|---|
| 1022769 | Little Squaw Quartz Lode<br>Big Squaw Quartz Lode<br>Sine Lode<br>Cosine Fraction Lode<br>Crystal Quartz Lode | AKF 001374 | 184/1/Misc. Rec./90<br>USMS 1746 |
| 1024558 | Tobin Quartz Claim Lode<br>Mikado Lode Claim<br>Little Mikado Lode Claim | AKF 001373 | 185/1/Misc. Rec./95<br>USMS 1745 |
| 1036358 | Golden Eagle Lode Claim<br>Bonanza Lode<br>Eneveloe Lode | AKF 001887 | 98/1/Deeds/137<br>USMS 1995 |
| 1036359 | Star No. 1 Lode<br>Star No. 2 Lode<br>Star No. 3 Lode | AKF 001888 | 95/1/Deeds/128<br>USMS 1996 |
| 1036360 | Cosine Lode Claim | AKF 001889 | 99/1/Deeds/141<br>USMS 1997 |
| 1036361 | Crystal No. 2 Lode | AKF 001890 | 100/1/Deeds/144<br>USMS 1998 |
| 1036362 | No. 1 Above on Little Squaw Creek Placer | AKF 0011891 | 97/1/Deeds/134<br>USMS 1999 |
| 1085903 | Jupiter Lode Claim<br>Woodchuck Lode Claim | AKF 003020 | 125/1/Deeds/176<br>USMS 1629 |
| 1085904 | Venus Lode Mining Claim | AKF 003021 | 126/1/Deeds/179<br>USMS 1630 |
| 1088433 | Cosine No. 1<br>Cosine No. 2 | AKF 003081 | 127/1/Deeds/181<br>USMS 1628 |
| 1094946 | Spring Creek Mill Site | AKF 003021A | 130/1/Deeds/186<br>USMS 1633 |



GOLDRICH MINING COMPANY
LEGEND
Goldrich-Patented federal mining claims and 5 acre patented mill site (Spring Creek)
Goldrich-Traditional and Quarter/Quarter Section MTRSC 40 acre state mining claims
Goldrich-Quarter Section MTRSC 160 acre state mining claims (numbered claim name prefix is LSGMC).
Goldrich - Quarter Section MTRSC 40 acre state mining claims awarded by the Alaska Superior Court and subject to Alaska Supreme Court appeal.
Airstrip
Road
Old Mine site
Winter Trail
Goldrich Mining Co. 10/10/11_n.cdr
11 additional 40 acre MTRSC claims along Big Creek south of map border.
SQUAW LAKE
LITTLE SQUAW LAKE
LITTLE SQUAW
Open Pit Little Squaw Creek Gold Mine
Settling Ponds
Mining Camp
CRYSTAL
SUMMIT
MIKADO
ENEVELOE
Mill
Boulder Cr.
McLellan Cr.
St. Mary's Cr.
Squirrel Cr.
Woodchuck Cr.
Tobin
Big Cr.
Spring Cr.
T 32 N
T 31 N
R 2 W
R 3 W
R 4 W
Mile
State Mining Claims Map Key

**EXHIBIT 2**

**Net Asset Value Calculation Example**

**Calculated Net Profit**

| | | | |
|---|---|---|---|
| A | Contained gold in selected area | | 36,000 |
| B | LBMA PM Gold Fix Price | | $ 1,650 |
| A x B = C | Calculated contained gross gold value | | $ 59,400,000 |
| | Calculated cost to mine | | |
| D | Production cost per ounce of gold for year 1 | $ 680 | |
| E | Production cost per ounce of gold for year 2 | $ 650 | |
| (D + E)/2 = F | Average production cost per ounce of gold | $ 665 | $ 665 |
| =A | Multiply by total ounces | | 36,000 |
| A x F = G | Total calculated production cost | | $ 23,940,000 |
| C - G = H | Total calculated net profit | | $ 35,460,000 |
| H/A = I | Calculated net profit per ounce of gold produced | | $ 985 |

**Calculated Production Rate and Term of Cash Flow**

| | | | |
|---|---|---|---|
| | Calculated production rate | | |
| J | Ounces of gold produced for year 1 | 10,000 | |
| K | Ounces of gold produced for year 2 | 12,000 | |
| (J + K)/2 = L | Average production rate | 11,000 | 11,000 |
| A/L = M | Calculated Term (Contained gold/production rate) | | 3.27 |

**Interest Rate for Equivalent Term Treasury Bill plus 2%**

| | |
|---|---|
| N | 3% |

**Present Value of Calculated Production**

| | | Year | Calculated production - ozs of gold | Calculated Net Profit | Present Value |
|---|---|---|---|---|---|
| O* | | 1 | 11,000 | $ 10,835,000 | $10,519,417 |
| P* | | 2 | 11,000 | $ 10,835,000 | $10,213,027 |
| Q* | | 3 | 11,000 | $ 10,835,000 | $9,915,560 |
| R* | | 3.27 | 3,000 | $ 2,955,000 | $2,682,747 |
| | | | | $ 35,460,000 | |
| S** | **Net Asset Value** | | | | $33,330,751 |

* O,P,Q.R: Calculated production is based on line L . Calculated net profit is equal to the calculated production times line I. Present value is calculated using interest rate on line N.

** Net Asset Value is sum of present value of line O,P,Q, & R.

**EXHIBIT 3**